                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated January 24, 2002 included in ProLogis' Form 10-K for the year ended December 31, 2003 relating to CS Integrated LLC and subsidiaries consolidated statements of operations, changes in member's equity, and cash flows for the year ended December 31, 2001.




KPMG LLP


New York, New York
March 5, 2004